PROXY                    ELECTROSOURCE, INC.                      PROXY
          Proxy is Solicited on Behalf of the Board of Directors
     By my signature below, I revoke all previous proxies and appoint Benny
E. Jay and Don C. Perriello, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Electrosource, Inc. that I held of record on April 17, 2000 at the Annual Meeting of Shareholders to be held at 10:00 A.M. on June 14, 2000, at the San Marcos Activity Center, 501 East Hopkins, San Marcos, Texas, or any adjournments thereof.

     If you execute and return this Proxy it will be voted in the manner you have indicated above. If you execute and return this Proxy without indicating any voting preference, this Proxy will be voted FOR proposals 1, 2, and 3. If you execute this PROXY in a manner that does not withhold authority to vote for the election of any nominees, authority to vote for the nominees is deemed granted. The Proxy tabulator can not vote your shares unless you sign and return this card.

Change of Address/Comments:
________________________________        PLEASE VOTE, SIGN, DATE AND RETURN
PROMPTLY
________________________________                    IN THE ENCLOSED
ENVELOPE
________________________________


              PLEASE MARK VOTE IN BOXES USING DARK INK ONLY.

1.   To elect the three nominees specified below as directors:
                                       For All   Withhold All   For All Except
   Nominees: 01 Richard E. Balzhiser
             02 Nathan P. Morton
             03 Clifford G. Winckless
   (Instruction:  To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the line below.)
   __________________________________________________

                                              For      Against     Abstain
2.   To approve the appointment of Weaver
     and Tidwell LLP as auditors.

                                              For      Against     Abstain
3.   Authority for the Proxies to vote
     upon any other business that may
     properly come before the meeting
     or any adjournment.

Mark here if address has changed (note corrections on reverse side)


                              Date:___________________________________, 2000
                              Signature(s)
                                    ________________________________________

                                    ________________________________________

                              NOTE: Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such.